EXHIBIT (10-21)

Regulations
of the
Compensation and Leadership Development Committee
for
The Procter & Gamble 2009 Stock and Incentive Compensation Plan,
The Procter & Gamble 2001 Stock and Incentive Compensation Plan,
The Procter & Gamble 1992 Stock Plan,
The Procter & Gamble 1992 Stock Plan (Belgian Version),
The Gillette Company 2004 Long-Term Incentive Plan,
and The Gillette Company 1971 Stock Option Plan

REGULATIONS
OF THE
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
FOR
THE PROCTER & GAMBLE 2009 STOCK AND INCENTIVE COMPENSATION PLAN,
THE PROCTER & GAMBLE 2001 STOCK AND INCENTIVE COMPENSATION PLAN,
THE PROCTER & GAMBLE 1992 STOCK PLAN,
THE PROCTER & GAMBLE 1992 STOCK PLAN (BELGIAN VERSION),
THE GILLETTE COMPANY 2004 LONG-TERM INCENTIVE PLAN,
AND THE GILLETTE COMPANY 1971 STOCK OPTION PLAN

I.    AUTHORITY FOR REGULATIONS

These regulations (the “Regulations”) are adopted pursuant to Article B, Paragraph 1 of The Procter & Gamble 2009 Stock and Incentive Compensation Plan (the “2009 Plan”); Article B, Paragraph 1 of The Procter & Gamble 2001 Stock and Incentive Compensation Plan (the “2001 Plan”); Article B, Paragraph 4 of The Procter & Gamble 1992 Stock Plan (the “1992 Plan”); Article B, Paragraph 4 of The Procter & Gamble 1992 Stock Plan (Belgian Version) (the “Belgian Plan”) (together, the “P&G Plans”) and pursuant to Article 2.2 of The Gillette Company 2004 Long-Term Incentive Plan and Article 2(h) of The Gillette Company 1971 Stock Option Plan (together, the “Gillette Plans”). Unless context otherwise dictates, the P&G Plans and the Gillette Plans shall each be a “Plan” and collectively be the "Plans".

II.    ADMINISTRATION - DUTIES

1.    The Office of the Corporate Secretary of The Procter & Gamble Company (the "Company") shall act as Secretary of the Compensation and Leadership Development Committee (the “Committee”) for all purposes of the Plans and shall be responsible for establishing and maintaining all necessary books and records to reflect clearly the actions of the Committee regarding the administration of the Plans. These duties may be performed by the Secretary in cooperation with the Treasurer of the Company and the chief financial officers of international subsidiaries and international branches of domestic subsidiaries, as appropriate.

2.    In addition to the other duties specifically set forth in these Regulations, the Secretary and the Assistant Secretary designated by the Secretary for this purpose will assist the Committee in the administration of the Plans. The Secretary, the designated Assistant Secretary, the Chief Human Resources Officer and each member of the Committee are hereby authorized to execute documents on behalf of the Committee where the action recorded, implemented, or certified has been authorized by the Committee.

III.    ADMINISTRATION - MEETINGS AND ACTIONS

1.    The Committee shall meet on the call of any member of the Committee at the time and place specified in the call.

2.    Notice of meetings shall be given to each member, normally at least one day before the meeting. Any meeting at which all members are present shall be a duly called meeting, whether or not notice was given.

3.    A majority of the Committee shall constitute a quorum.

4.    Committee actions require the approval of a majority of the Committee. Actions may also be taken without a meeting with the affirmative vote or approval of all members of the Committee, set forth in a writing signed by all such members.

5.    Any action taken with respect to a Plan shall be effective if it complies with that Plan and these Regulations.

IV.    SUSPENSION, TERMINATION AND WITHHOLDING OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS OR OTHER AWARDS UNDER THE PLAN

1.    Article F of the P&G Plans authorizes the Committee to cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred awards, including any outstanding stock option, stock appreciation right, stock award, Restricted Stock Unit (“RSU”) or other award at any time, if the participant is not in compliance with all terms and conditions governing the award. On February 14, 2006, the Board amended the 2001 Plan on a prospective basis to remove the requirement that such actions by the plan participant be taken “prior to termination of employment.” The Committee hereby establishes the following procedures and delegates the following authority to assist it in the administration of this provision.

2.    Actions that significantly contravene the Company's “Statement of Purpose, Values and Principles” (“PVP”) will be considered to be “significantly contrary to the best interests of the Company.” This standard also includes any action taken or threatened by the participant that the Committee determines has, or is reasonably likely to have, a significant adverse impact on the reputation, goodwill, stability, operation, personnel retention and management, or business of the Company or any subsidiary.

3.    The Chief Human Resources Officer and the Chief Legal Officer are each hereby individually authorized to suspend on a conditional or temporary basis the outstanding stock options, stock appreciation rights, stock awards, RSUs or any other awards of any participant if the Chief Human Resources Officer or the Chief Legal Officer believes that such participant has engaged in action that violates the terms and conditions governing the award. If the participant is a Principal Officer of the Company, the Chief Executive Officer must concur with the decision to conditionally or temporarily suspend awards.

4.    In order to permanently suspend, terminate, or otherwise restrict an award, within a reasonable time of any such conditional or temporary suspension, the Chief Human Resources Officer and the Chief Legal Officer must each concur that the participant has engaged in action that violates the terms and conditions governing the award. In a case involving a Principal Officer of the Company, the concurrence of the Chief Executive Officer is also required. If there is concurrence, the outstanding stock options, stock appreciation rights, stock awards, RSUs or other awards shall be immediately terminated without any further action. If they do not concur, the suspension shall be lifted.

5.    For purposes of Article F, paragraph 3 of the 2009 Plan, the Chief Human Resources Officer and the Chief Legal Officer, along with the Chief Executive Officer if it involves a Principal Officer, must concur that the participant has engaged in action that violates the terms and conditions governing the award prior to exercising the repayment provisions of Article F, paragraph 3 of the 2009 Plan.

6.    For any exercised but unpaid award, the Chief Human Resources Officer and the Chief Legal Officer of the Company are each hereby individually authorized to temporarily or conditionally withhold payment of such award if the Chief Human Resources Officer or the Chief Legal Officer believes that such participant has engaged in action that violates the terms and conditions governing the award. If the participant is a Principal Officer of the Company, the Chief Executive Officer must concur in the decision to withhold payment of awards.

7.    In order to permanently withhold funds from any unpaid award, within a reasonable time of withholding payment of an award, the Chief Human Resources Officer and the Chief Legal Officer must each concur that the participant has engaged in action that violates the terms and conditions governing the award. In a case involving a Principal Officer of the Company, the concurrence of the Chief Executive Officer is also required. If there is concurrence, the funds will be repaid to the Company. If they do not all concur, the withholding shall be lifted.

8.    All alleged violations of the terms and conditions governing an award by the Chief Human Resources Officer, Chief Legal Officer, or Chief Executive Officer shall be reviewed by the Committee. If the Committee determines a violation has occurred, the Committee may terminate the individual's outstanding stock options, stock appreciation rights, stock awards, RSUs or other awards or withhold payment of an award, and may exercise the repayment provision of Article F, paragraph 3 of the 2009 Plan.

9.    No outstanding stock options or stock appreciation rights may be exercised, nor shall stock awards or RSUs be surrendered or delivered upon, while they are suspended.

V.    AUTHORIZING, GRANTING AND VALUING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

1.    The Chief Executive Officer may submit to the Committee recommendations for grants to be made to participants pursuant to the Plans, except for grants to himself. Consistent with Article B of each P&G Plan and Article 2 of the Gillette Plans, however, the Committee shall have the sole authority to determine the manner in which and number of stock options and stock appreciation rights to be granted to such participants including the Chief Executive Officer. For purposes of these Regulations, "grant" refers to both an offer, which does not require a participant to make a cash payment in order to receive stock options or stock appreciation rights, and an offer, which does require such payment. No grant under a Gillette Plan shall be made to any individual who was employed by The Procter & Gamble Company or any of its subsidiaries before October 1, 2005.

2.    The Secretary, Chief Human Resources Officer or their designate shall notify the recipients as soon as practicable after stock options and stock appreciation rights are granted by the Committee. Notification shall be provided in any manner deemed reasonable by the Secretary or Chief Human Resources Officer. If a recipient is an employee of an international subsidiary of the Company, or of an international branch of a domestic subsidiary of the Company, the employing subsidiary will also be notified regarding any grants of stock appreciation rights and may be a party to agreements for stock appreciation rights either with the Company or recipients.

3.    The Committee may specify an appropriate time and manner for acceptance of each grant of stock options or stock appreciation rights. Any grant not accepted through the specified means within the period specified by the Committee at the time of the grant shall be considered to be canceled.

4.    The Secretary shall inform the Treasurer of stock options and stock appreciation rights granted by the Committee.

5.    For each grant of stock options or stock appreciation rights, the Committee authorizes the Chief Human Resources Officer to determine all the terms and provisions of the respective stock option or stock appreciation right, including setting the dates when each stock option or stock appreciation right may be exercised and waiving the provisions of Article F, Paragraph 1(a), 1(b) and 1(c) and Article G, Paragraph 9(a) and 9(b) of the 2009 Plan; Article F, Paragraph 1(a) and 1(b) and Article G, Paragraphs 4(a), 4(b) and 4(c) of the 2001 Plan; Article F, Paragraph 1(b) and Article G, Paragraph 4(a) of the 1992 Plan; and Article F, Paragraph 1(b) and Article G. Paragraphs 4(a) and 4(b) of the Belgian Plan; Articles 5.8(a), 5.8(b), and 5.8(c) and Articles 6.7(a), 6.7(b), and 6.7(c) and Articles 12.1A(b) and 12.1A(c) of The Gillette Company 2004 Long-Term Incentive Plan (the “2004 Plan”).

6.    The grant price of stock options and stock appreciation rights shall be the closing price for the Common Stock of the Company on the New York Stock Exchange on the day of the grant; provided that for all employees receiving the FR grant series (French locals and expatriate employees working in France), any grant made during a closed period, as described in Schedules D, E or F attached to these Regulations, shall have a grant price determined on the date following the end of the closed period.

7.    For purposes of granting options under the 1992 Plan pursuant to a Scheme approved by the United Kingdom's Inland Revenue pursuant to Section 10 to the United Kingdom's Finance Act of 1984, the provisions set out in Schedule A attached to these Regulations shall apply.

8.    The provisions set out in Schedule B attached to these Regulations as amended from time to time shall apply to all stock options granted in Australia.

9.    For purposes of granting options under the 2001 Plan, pursuant to a sub-plan approved by the United Kingdom's Inland Revenue under Schedule 9 to the United Kingdom Income and Corporation Taxes Act of 1988, the provisions set out in Schedule C to these Regulations shall apply.

10.    The provisions set out in Schedules D, E and F attached to these Regulations as amended from time to time shall apply to all stock options granted in France under the 1992 Plan, the 2001 Plan and the 2009 Plan, respectively.

11.    The provisions set out in Schedule G attached to these Regulations as amended from time to time shall apply to all stock options granted to employees of Procter & Gamble Hygiene and Health Care Limited.

12.    For purposes of granting options under the 2009 Plan, pursuant to a sub-plan approved by the United Kingdom's HM Revenue & Customs under Schedule 4 to the United Kingdom Income Tax (Earnings and Pensions) Act of 2003, the provisions set out in Schedule H to these Regulations shall apply.

VI.    EXERCISE, SURRENDER, AND CANCELLATION OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

1.    A participant's notice of exercise of any stock option or stock appreciation right under any Plan shall be in the form established by the office of the Company designated by the Treasurer as responsible for administration of grants under the Plans. Notice shall be given prior to the expiration of the stock option or stock appreciation right and shall include proof of all necessary payment by the participant (including option cost, administration cost, required tax withholding, commissions and fees) in United States funds or as otherwise permitted by Paragraph 3 of this Article VI. Delivery of notice of exercise of a stock option shall be made to the office of the Company designated by the Treasurer as responsible for administration of grants under the Plans. Delivery of notice of exercise of a stock appreciation right may be made to the office of the Company designated by the Treasurer as responsible for administration of grants under the Plans.

2.    Upon exercise of any stock option or stock appreciation right, the office of the Company designated by the Treasurer as responsible for administration of grants under the Plans shall promptly provide the recipient with a summary of the transaction.

3.    The Treasurer is hereby instructed to accept cash or unrestricted shares of Common Stock as payment for (i) all or part of the exercise price of a stock option; (ii) withholding or other applicable taxes of all kinds which may be due upon the exercise of a stock option; (iii) any commissions or fees associated with the exercise of a stock option; and (iv) any other costs borne by the Company in connection with the exercise of a stock option, provided that unrestricted shares of Common Stock will not be accepted where prohibited or made impractical by local laws or regulations. Depending on the exercise method, shares of Common

Stock will either be valued at the actual price received from the sale of the Common Stock on the open market or at the average of the high and low prices for the Company's Common Stock on the New York Stock Exchange on the day the stock option is exercised. In the event that the New York Stock Exchange is closed for business on the day upon which shares of the Company's Common Stock are to be valued for this purpose, the Treasurer shall value such shares on the immediately following business day of such Exchange on which day such stock is traded.

In jurisdictions where local law permits, participants exercising stock options by means of the cashless option program using an endorsed broker, the exercise payment may be made by the endorsed broker three business days following the delivery of the notice of exercise. Further, in such cases, any taxes due shall be calculated on the basis of the actual sale price received by the endorsed broker for the Company's Common Stock on the date of exercise.

4.    The Treasurer, to the extent it is deemed appropriate by the Treasurer, is hereby authorized to utilize either authorized but unissued shares or treasury shares for issuance upon the exercise of a stock option or a stock appreciation right being redeemed by the Company. However, the Treasurer shall use only authorized but unissued shares in a country where authorized but unissued shares are required by law. Pursuant to this paragraph, the Treasurer shall use only authorized but unissued shares for grants made in Italy from January 1, 1998 through January 15, 2000.

5.    Redemption of a stock appreciation right may be in Common Stock, cash or a combination thereof. A stock appreciation right shall be valued at the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the day the stock appreciation right is redeemed. In the event that the New York Stock Exchange is closed for business on the day upon which shares of the Company's Common Stock are to be valued for this purpose, the Treasurer shall value such shares on the immediately preceding business day of such Exchange on which day such stock was traded.

Upon receipt of a redemption request, the Treasurer or the chief financial officer of the employing or other appropriate international subsidiary or international branch of a domestic subsidiary shall cause the appropriate payment to be paid, either in cash, Common Stock or a combination thereof unless local laws or regulations prohibit or make impractical payment in Common Stock. Cash payments made to participants employed by international subsidiaries or international branches of domestic subsidiaries shall be made in local currency at the official exchange rate for this type of transaction prevailing at the time of exercise. Shares of Common Stock to be delivered to participants employed by international subsidiaries or international branches of domestic subsidiaries shall be shares which the appropriate subsidiary has acquired for the purposes of the Plan, paying therefor the then prevailing market price. The subsidiary shall bear all of the cost of acquiring and transferring such shares to such employee, including any applicable documentary and transfer taxes but excluding any individual personal tax liability resulting to the employee therefrom.

6.    Stock options and stock appreciation rights may be surrendered for cancellation before exercise by notice delivered in the form established by the office of the Company designated by the Treasurer as responsible for administration of grants under the Plans. Acceptance of such surrender for cancellation before exercise shall not constitute waiver of the participant's obligations under Article F of the P&G Plans or Article 12 of the 2004 Plan.

7.    Whenever a participant in receipt of a nonstatutory stock option is transferred to an employing subsidiary company, or retires to residence, in a location or country in which the purchase, receipt and/or holding of a stock option is prohibited by law or regulation, such nonstatutory stock option shall automatically, without further action by the participant or the Committee, be redeemable while in such location or country as if it were a stock appreciation right, subject to all of the other terms and conditions of the original option including exercise price. Redemption of stock appreciation rights, including both such nonstatutory stock options redeemable as stock appreciation rights and stock appreciation rights originally issued as such, in such a location or country shall be entirely in cash, notwithstanding any other term, condition or regulation of this Committee to the contrary.

8.    To the extent that unrestricted shares of Common Stock are authorized to be accepted as payment for all or part of the exercise price of a stock option, the unrestricted shares must have been held for at least six months by the participant. The use of the newly acquired shares from the option exercise as payment of withholding or other applicable taxes that may be due upon exercise of the option is permissible, provided that local laws and regulations permit such payments.

9.    Pursuant to Article B, Paragraph 2 of the 2009 Plan; Article B, Paragraph 2 of the 2001 Plan; Article B, Paragraph 3 of the 1992 Plan and the Belgian Plan; and Article 2.2(a) of the 2004 Plan, the Committee hereby waives the provisions of Article F, Paragraph 1(a) of the P&G Plans and Article 12.1A(a) of the 2004 Plan (requiring certification by the recipient at the time of exercise that the recipient intends to remain in the employ of the Company or one of its subsidiaries for at least one (1) year); provided that the participant shall be given the opportunity to certify intent to comply with this requirement and, if the participant refuses to so certify, a principal officer or an employee of the Company or any of its subsidiaries who has the title of Vice President is informed of the participant's refusal and the participant has certified at the time of exercise no intent to engage in any activity that would violate the non-compete provisions of Article F, Paragraph 1(b) of the P&G Plans or Article 12.1A(b) of the 2004 Plan.

10.    The Treasurer or Chief Human Resources Officer with Treasurer concurrence, to the extent it is deemed appropriate by the Treasurer, is hereby authorized to establish such terms and conditions regarding exercise of any stock option as are required or advisable to accommodate for differences in local law, tax policy or custom, including but not limited to, requiring that Participants: (i) hold shares acquired upon exercise of any stock option for a specified period of time; (ii) hold shares acquired upon exercise of any stock option outside of the Participant's jurisdiction of residence; or (iii) immediately repatriate proceeds from the sale of shares or dividends on shares to their local jurisdiction.

VII.    AUTHORIZING AND GRANTING RESTRICTED OR UNRESTRICTED STOCK OR RESTRICTED STOCK UNITS

1.    The Chief Executive Officer may submit to the Committee recommendations for awards of unrestricted or restricted Common Stock or RSUs to be made to Participants pursuant to the Plans, except for awards to himself. Consistent with Article I of the P&G Plans and Article 2.2 of the 2004 Plan, however, the Committee shall have the sole authority to determine the manner in which and number of shares of Common Stock or RSUs to be awarded to such participants, including the Chief Executive Officer.

2.    Any conditions or restrictions on the award of any shares of Common Stock or RSUs beyond those contained in the Plans or these Regulations shall be determined by the Committee and set forth in the Statement of Conditions and Restrictions or Statement of Terms and Conditions. Such additional conditions or restrictions may vary from time to time and from participant to participant.

3.    The Secretary or Chief Human Resources Officer shall inform the Treasurer of the award of restricted shares of Common Stock or RSUs in payment of additional remuneration. The transfer and delivery will be made as soon as practicable after such award by the Committee. The shares awarded shall be valued at the closing price for the Common Stock of the Company on the New York Stock Exchange on the day of the transfer to the participant.

4.    The Treasurer may accept as payment of withholding or other applicable taxes of all kinds, which may be due upon the lapsing of restrictions on Restricted Stock or Restricted Stock Units, cash or shares of Common Stock of the Company upon which restrictions are lapsing. Depending on the settlement method, shares of Common Stock will be valued at either the actual price received from the sale of the Common Stock on the open market or the average of the high and low prices for such stock on the New York Stock Exchange on the date the tax payment is otherwise due. In the event that the New York Stock Exchange is closed to business on the day upon which shares of the Company's Common Stock are to be valued for this purpose, the Treasurer shall value such shares on the immediately preceding business day of such Exchange on which day such stock was traded.

5.    Shares of Common Stock awarded or issued following redemption of RSUs under the Plans may be authorized but unissued shares, treasury shares or shares acquired for purposes of the Plans.

6.    For purposes of determining ERISA Supplement (known as “PST Restoration”), International Retirement Plan and Supplemental Credit awards of restricted stock, the shares or RSUs awarded shall be valued at the average of the high and low prices for Common Stock of the Company on the New York Stock Exchange on the last five business days in June.

7.    The Treasurer will transfer shares under the Plans to participants subject to restrictions as authorized by the Committee. Any certificates for shares delivered for this purpose will carry a legend legally sufficient to prohibit their sale or other disposition except in accordance with the terms of the form of Statement of Conditions and Restrictions or Statement of Terms and Conditions. Alternately, except as otherwise requested by the participant, the Treasurer may cause to be maintained a special restricted stock account for each participant without delivery of certificates for shares of restricted stock, with any such account maintained in such manner as will prevent sale or other disposition except in accordance with the terms of the applicable form of Statement of Conditions and Restrictions or Statement of Terms and Conditions.

8.    Restricted shares evidenced by certificates may be surrendered to the Treasurer upon the lapse of the restrictions and certificates free of any legend for a like number of shares will be issued. Upon lapse of restrictions on restricted stock not evidenced by certificates, certificates free of restrictive legend representing such shares shall be automatically issued, without request therefor.

9.    If, upon action by the Committee or pursuant to a Plan, a participant is required to sell any or all of the restricted shares to the Company pursuant to a form of Statement of Conditions and Restrictions or Statement of Terms and Conditions, the Treasurer will make such purchase for the Company at the purchase price stated in the form subject to any adjustment called for in the form or take such other action as is required.

10.    In case of a triggering event under Article K of the 2009 Plan; Article K of the 2001 Plan; Article J of the 1992 Plan or the Belgian Plan; Article 3.4 of the 2004 Plan; and Article 9 of The Gillette Company 1971 Stock Option Plan (the “1971 Plan”)

the appropriate number of such new or additional or different shares or securities will be issued by the Treasurer with the applicable restrictive legend to recipients holding restricted shares, in accordance with each form of Statement of Conditions and Restrictions or Statement of Terms and Conditions.

VIII.    WAIVER, EXTENSION AND INTERPRETATION

1.    The Committee's authority to waive restrictions and conditions included in the form of Statement of Conditions and Restrictions or Statement of Terms and Conditions relating to any award shall be exercised sparingly. The authority shall be exercised only in the case of hardship which in the sole judgment of the Committee justifies such action. Under no circumstances will the convenience or preference of the participant be sufficient.

2.    Upon request of any holder of shares subject to restrictions which would lapse upon retirement, the Treasurer is authorized to agree on behalf of the Company and the Committee to extend such restrictions so as to provide for the expiration (1) on a date not later than December 15 of the year of retirement; (2) on January 15 of the year following retirement; (3) on January 15 in the second year following retirement; or (4) in five or ten annual installments beginning on January 15 of the year following retirement. Any such request must be made and agreed to prior to January 1 of the expected year of retirement and shall be granted only on condition that the employee making the request agrees not to engage in competitive employment (as defined in Article F of the P&G Plans or Article 12.1A(b) of the 2004 Plan) following retirement until expiration of the restrictions, without first obtaining written permission from the Company.

3.    Upon the request of any employee whose compensation is subject to the jurisdiction of this Committee who has received awards of additional remuneration specified as to be paid in the form of deferred cash payable at retirement with interest, the Treasurer is authorized to agree on behalf of the Company and the Committee to make payment of any such deferred cash balances with interest owed to such a retiring employee in accordance with the Executive Deferred Compensation Plan and granted only on condition that the employee making the request agrees not to engage in competitive employment (as defined in Article F of the P&G Plans and Article 12.1A(b) of the 2004 Plan) following retirement until receipt of final payment, without first obtaining written permission from the Company.

4.    Determination by the Committee as to the interpretation of the terms and provisions of the Plans shall be conclusive on all interested parties.

IX.    CHIEF EXECUTIVE AWARDS

1.    The Chief Executive Officer has the authority to grant a limited number of RSUs under the Plans to key employees who have demonstrated sustained superior performance or have key skills and experience, subject to such conditions or restrictions as determined by this Committee.

2.    The number of grants that may be awarded by the Chief Executive Officer in any calendar year period shall not exceed twenty-five and no individual award may have a value greater than the lesser of $1,500,000 or three times the grantee's base salary.

3.    The number of shares or units authorized to be granted under Paragraph 1 of this Article IX shall be subject to appropriate adjustments in the case of a triggering event under Article K of the 2009 Plan; Article K of the 2001 Plan; Article J of the 1992 Plan and the Belgian Plan; Article 3.4 of the 2004 Plan; or Article 9 of The Gillette Company 1971 Stock Option Plan.

4.    The Committee shall receive an annual report of all grants under this Article IX.

X.    TRANSITIONAL PROVISIONS FOR ASSUMPTION OF THE GILLETTE PLANS PURSUANT TO THE MERGER BETWEEN THE COMPANY AND THE GILLETTE COMPANY

The termination for “Good Reason” of or by an employee of the Company or its subsidiaries who was employed by The Gillette Company or its subsidiaries before the effective time of the merger with the Company shall be treated as a Special Separation or Retirement according to the provisions of Section 19A.4 of the 2004 Plan and Section 14.3 of the 1971 Plan. “Good Reason” is defined in Section 20.23 of the 2004 Plan and Section 6(c)(4)(d) of the 1971 Plan.

The Chief Human Resources Officer is hereby authorized to assess and conclude whether an employee's termination furnishes “Good Reason” for purposes of these provisions. In addition, the Chief Human Resources Officer is further authorized to delegate to appropriate Company employees who, in the opinion of the Chief Human Resources Officer, possess the requisite expertise, the authority to (i) develop a process for gathering facts and circumstances surrounding an employee's termination for purposes of these provisions, which process shall include a deadline for submitting any claim for Good Reason, after which time such claims are barred, and (ii) based on such facts and circumstances, assess and conclude whether such employee's termination furnishes “Good Reason” for purposes of these provisions. The determination of Good Reason by the Chief Human Resources Officer or his/her designee(s) shall be conclusive.

Subject to the terms of the Gillette Plans, the Committee reserves the authority to modify the timing, nature, methods for exercise, and/or timing for delivery of proceeds for those equity grants subject to operation of Section 19A.4 of the 2004 Plan and Section 14.3 of the 1971 Plan (including, without limitation, recession of such grants for fair compensation) if it reasonably concludes that such modification is required by any provision of the American Jobs Creation Act of 2004 (such as Section 409A), as revised, or by any other governing law or regulation affecting executive compensation.

XI.    MISCELLANEOUS

1.    The Secretary shall promptly notify the affected holders of any outstanding stock options, stock appreciation rights, stock awards, RSUs or other awards of any material amendment of any Plan. If consent of the participant is required to any amendment that affects outstanding stock options and/or stock appreciation rights, failure of the participant to give consent within sixty days of the date of notice by means specified in the notice shall be deemed to mean that said participant does not consent to said amendment.

2.    The requirements of Article F, Paragraph 1(b) of the P&G Plans and Article 12.1A(b) of the 2004 Plan are hereby waived as a condition of any outstanding stock option or stock appreciation right held by an employee on assignment in France, for the duration of such assignment but not thereafter.

3.    The names of persons to whom stock options or stock appreciation rights have been granted or to whom shares or RSUs have been awarded under the Plans, and the number of shares covered thereby, shall not be open to inspection unless authorized by the Committee or the Secretary.

4.    The Secretary shall report at each meeting of the Committee at which awards or grants are to be considered the total number of shares available for award or grant under each of the Plans.

5.    In the absence of the Treasurer of the Company or of a subsidiary, an Assistant Treasurer of the appropriate Company is hereby authorized to perform the duties and have the powers of the Treasurer. In addition, the Treasurer is authorized to delegate to an appropriate manager reporting to the Treasurer the authority to acquire, transfer and deliver shares for the purposes of the Plans.

6.    In the absence of the Secretary, the Office of the Corporate Secretary is hereby authorized to perform the duties and have the powers of the Secretary.

7.    Signature by the Secretary or Chief Human Resources Officer on agreement letters for stock options, stock appreciation rights, stock awards, RSUs or other award agreements may be by facsimile.

8.    These Regulations may be amended at any time by action of the Committee.

XII.    RECOGNITION SHARES PROGRAM

1.    For the period July 1 to June 30 each year, stock options or stock appreciation rights totaling up to 500,000 shares may be granted to Participants as set forth in this Article XII.

2.    Each grant under this Recognition Shares Program shall be for 100 shares of Procter & Gamble Common Stock with such terms and conditions as determined by the Chief Human Resources Officer or such Chief Human Resources Officer's delegate.

3.    The Chief Human Resources Officer or such Officer's delegates shall determine from time to time those Participants who should receive stock options or stock appreciation rights under the Recognition Shares Program.

4.    All stock options and stock appreciation rights granted under the Recognition Shares Program shall have a maximum life of no more than ten (10) years from the date of grant and shall not be exercisable within five (5) years from their date of grant, except in the case of death of the Participant.

5.    For all grants made pursuant to this program, the Committee waives each of the following provisions:

•	Intent to Remain with Company for 1 Year (Article F, Paragraph 1(a))

•	Non-Compete (Article F, Paragraph 1(b))

•	6 Month Rule ((Article G, Paragraph 9(a)(2) of the 2009 Plan) and (Article G, Paragraph 4(a)(2) of the 2001 Plan), beginning with the word “that” and ending with the word “granted”)

•	5 Year Term for Special Separation (Article G Paragraph 4(c) of the 2001 Plan)

6.    For all grants made pursuant to this program, the Committee also adopts the following provision in lieu of Article G, Paragraph 5 of the 2001 Plan:

“In the case of death of a Participant, a cash payment equal to the Spread Value of the Award, as of the date of the Participant's death, shall be paid as soon as administratively practicable to the Participant's estate. If the Participant is located in Italy, the outstanding Award granted to such Participant shall be (i) immediately canceled if the death occurs prior to the fifth anniversary of the Grant Date, or (ii) exercisable by the executors, administrators or heirs of the deceased Participant only for six (6) months following such death if the death occurs on or after the fifth anniversary of the Grant Date.”

7.    For only those grants made pursuant to this program, if a Participant's employment is terminated on or after the fifth anniversary of the grant date, for any reason other than death, disability, Retirement or Special Separation, the stock options or stock appreciation rights granted herein shall be exercisable for thirty (30) calendar days following such termination, and only to the extent they were exercisable on the date of termination, except as may otherwise be determined by the Committee, provided that they cannot be exercised more than ten (10) years after the grant date.

Originally adopted February 26, 1993 and amended and restated October 9, 2001
Article V, paragraphs 7 and 9 amended; Schedule C amended September 10, 2002
Reference to The Procter & Gamble 1983 Stock Plan deleted; Article VI, paragraph 3 amended and Schedule F amended December 10, 2002
Article IX, paragraphs 1 and 3 amended March 11, 2003.
Article IX, paragraph 1 amended June 10, 2003.Article V., paragraph 12 and Schedule G added August 8, 2003.
Schedule B amended September 8, 2003.
Adjusted for stock split effective May 21, 2004.
Amended to reflect assumption of Gillette plans, December 13, 2005
Article IV amended to reflect changes in Plan to “actions taken significantly contrary to best interests”, April 30, 2006
Amended to reflect change to grant price to “closing price for the Common Stock on the day of the grant”, February, 2007.
Amended to reflect changes in French law regarding holding requirements and addition of Recognition Shares, August,
2007
Article IX paragraph 1 and 2 amended December 11, 2007 for a change in number of CEO grants per year.
Amended to reflect the adoption of the 2009 Plan and the addition of sub-plans F and H (2009 France Sub-plan and 2009 UK Sub-plan) December 2009
Amended to allow for RSU settlements to use the actual price received in the sale on the open market or the average of the high and low price on the settlement day for the value of the Common Stock depending on the settlement method February 2011
Amended Schedule F France subplan Article F, Section 1 for consistent treatment of options at death October 2011
Amended Article IV for clarification of award suspension authority and process December 2012
Amended Article VI.3 to value shares using the following trading day in the event the stock exchange is down December 2012

1992 Stock Plan

SCHEDULE A

THE PROCTER & GAMBLE UNITED KINGDOM SHARE OPTION SCHEME

For the purpose of granting options after February 25, 1993 under a scheme approved by the United Kingdom Inland Revenue under Schedule 9 to the United Kingdom Income and Corporation Taxes Act 1988 ("Schedule 9"), the terms of The Procter & Gamble 1992 Stock Plan as approved by Company shareholders on October 13, 1992 ("the Plan") shall with the following restrictions constitute The Procter & Gamble United Kingdom Share Option Scheme ("the Scheme"):

1.    No options may be granted under the Scheme to a person who is not a full-time director or a qualifying employee (as defined in Paragraph 27(4) of Schedule 9) of the Company or such of the companies under the control of the Company as the Committee may nominate from time to time within the meaning of Paragraph 27 of Schedule 9 (and a person shall be treated as a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the company [or with the company and any other participating company] not less than 25 hours a week).

2.    No options may be granted under the Scheme to, or exercised by, a person who is not eligible to participate by virtue of Paragraph 8 of Schedule 9.

3.    No person shall obtain rights under the Scheme in excess of the limit provided by Paragraph 28 of Schedule 9.

4.    The shares in respect of which options are granted under the Scheme must satisfy Paragraphs 10 to 14 of Schedule 9.

5.    Article G Paragraphs 5 and 6 of the Plan shall apply as if for the words "at any time prior to the expiration date of the stock options or stock appreciation rights" there were substituted the words "within one (1) year of the date of the death of the employee". A Personal Representative shall not be able to exercise an option if the option holder was at the time of death unable to exercise the option by virtue of 2 above

6.    The second sentence of Article F, Paragraph 2 of the Plan shall not apply to options granted under this Scheme.

7.    Where the provisions of Article G, Paragraph 4(a) of the Plan have been waived, the option holder shall be notified in writing at the time of grant.

8.    The second sentence of Article H of the Plan shall not apply to options granted under this Scheme. The exercise price in respect of options granted under this Scheme must be paid in cash.

9.    No adjustment under Article J of the Plan shall be made to options granted under this Scheme without the prior agreement of the United Kingdom Inland Revenue.

10.    The Committee may not exercise its discretion to permit an option granted under the Scheme to be surrendered in accordance with Article G Paragraph 9 of the Plan.

11.    The grant price of options shall be the average of the high and low prices for the Common Stock of the Company on the New York Stock Exchange on the day of the grant.

12.    No stock appreciation rights may be granted under the Scheme.

13.    Within 30 days after an option under the Scheme has been exercised by any person, the Company shall issue to him/her the number of shares in respect of which the option has been exercised (subject to the Company obtaining any approval or consent required under any regulation or enactment).

14.    No alteration to the terms of the Scheme made at a time when the Scheme is approved by the United Kingdom Inland Revenue shall be effective until such alteration has been approved by the Inland Revenue.

15.    The exercise of an option granted prior to the date of any alteration to the terms of the Scheme, by application of that alteration to the option holder, shall not be treated as an exercise of an option under the Scheme. In such case none of the above restrictions to the Plan shall apply and the option holder will be liable for a United Kingdom Income Tax charge at the time of exercise.

SCHEDULE B

AUSTRALIA ADDENDUM

1.    Purpose

This Addendum (the "Australian Addendum") to The Procter & Gamble 2009 Stock and Incentive Compensation Plan is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this addendum in certain respects to ensure compliance with the Class Order (see below)), shall govern the operation of the Plan with respect to Australian-resident employees of P&G and its Australian subsidiaries. The Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and Class Order 03/184 (the “Class Order”).

2.    Definitions

Except as set out below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of this Australian Addendum:

"ASIC" means the Australian Securities & Investments Commission;

“Associated Body Corporate” means (as determined in accordance with the Corporations Act 2001):

(a)    a body corporate that is a related body corporate of the Company;

(b)    a body corporate that has voting power in the Company of not less than 20%; or

(c)    a body corporate in which the Company has voting power of not less than 20%;

"Australian Subsidiaries" means Procter & Gamble Australia Pte. Ltd. and Procter & Gamble Manufacturing Pte. Ltd.;

“Common Stock” means the common stock, without par value, of the Company;

"Company" means The Procter & Gamble Company;

“Option” means an option to acquire, by way of issue, a share of Common Stock of the Company;

“Plan” means the U.S. Plan as modified for implementation in Australia by the Australian     Addendum;

"U.S. Plan" means The Procter & Gamble 2009 Stock and Incentive Compensation Plan; and

"P&G" means The Procter & Gamble Company.

3.    Forms of Awards

Only shares of Common Stock and Options shall be awarded or offered under the Plan in Australia. Options must be granted at no monetary cost.

4.    Employees

In Australia, the Plan must be extended only to persons who at the time of the offer are full or part-time employees of the Company or an Australian Subsidiary.

5.    No Contribution Plan or Trust

An offer of shares of Common Stock or Options under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.    Form of Offer

6.1    Any offer made in Australia to participate in the Plan must be included in a document (“Offer Document”) which sets out the terms of the offer and which must include or be accompanied by a copy of the Plan, or a summary of the Plan. Where a summary only is provided with the offer, the Offer Document must include an undertaking that during the period (the "offer period") during which a Participant may exercise Options acquired under the Plan, the Company or its Australian subsidiary will, within a reasonable period of the Participant so requesting, provide the Participant without charge with a copy of the Plan.

6.2    The Company must take reasonable steps to ensure that any Participant to whom an offer is made is given a copy of the Offer Document.

6.3    Further, the Offer Document must include a statement to the effect that any advice given by the person in connection with the offer is general advice only, and that Participants should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

7.    Australian Dollar Equivalent of Option Price at Offer Date

The Offer Document must specify the Australian dollar equivalent of the exercise price of the Options the subject of the Offer Document ("Option Price") as at the date of the offer.

8.    Updated Pricing Information

The Offer Document must include an undertaking that, and an explanation of the way in which the Company will, during the offer period and within a reasonable period of a Participant so requesting, make available to the Participant the following information:

(i)    the Australian dollar equivalent of the current market price of a share of Common Stock, as at the date of the Participant's request; and

(ii)    the Australian dollar equivalent of the Option Price, as at the date of the Participant's request.

For the purposes of this clause, the current market price of a share of Common Stock shall be taken as the final price published by the New York Stock Exchange for the previous trading day.

9.    Exchange Rate for Australia Dollar Equivalent of a Price

For the purposes of clauses 7 and 8, the Australian dollar equivalent of the Option Price and current market price of shares of Common Stock shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank (the “Bank”) no earlier than the business day before the day to which the price relates.

10.    Loan or Financial Assistance

If the Company or any Australian Subsidiary offers a Participant any loan or other financial assistance for the purpose of acquiring the Common Stock to which the offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

11.    Restriction on Capital Raising: 5% limit

In the case of any offer that will involve the issue of shares of Common Stock including as a result of an exercise of an Option, the number of shares of Common Stock that are the subject of the offer under the Plan, or to be received on exercise of an Option when aggregated with:

(a)    the number of shares of Common Stock in the same class which would be issued were each outstanding offer of shares of Common Stock or Option to acquire unissued shares of Common Stock under the Plan or any other employee share scheme of the Company, accepted or exercised (as the case may be); and

(b)    the number of shares of Common Stock in the same class issued during the previous five years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Company or of any Associated Body Corporate of the Company; but disregarding any offer made, or option acquired or shares of Common Stock issued by way or as a result of:

(c)    an offer to a person situated at the time of receipt of the offer outside Australia;

(d)    an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000;

(e)    an offer that did not require disclosure to investors because of section 708 of the Corporations Act 2001;

(f)    an offer that did not require the giving of a Product Disclosure Statement because of section 1012D of the Corporations Act 2001; or

(g)    an offer made under a disclosure document or a Product Disclosure Statement, must not exceed 5% of the total number of issued shares in that class of shares of the Company as at the time of the offer or invitation.

12.    Lodgment of Offer Document with the ASIC
A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of that offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the Participant.

13.    Compliance with Undertakings
The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document by reason of the Class Order, including the undertaking to provide pricing information upon request.

2001 Plan
SCHEDULE C

RULES OF THE PROCTER & GAMBLE 2002
INLAND REVENUE APPROVED SUB-PLAN FOR THE
UNITED KINGDOM

1.    General

This schedule to the Procter & Gamble 2001 Stock and Incentive Compensation Plan (“the Plan”) sets out the rules of the Procter & Gamble 2002 Inland Revenue Approved Sub-Plan for the United Kingdom (“the Sub-Plan”).

2.    Establishment of Sub-Plan

The Procter & Gamble Company (“the Company”) has established the Sub-Plan under Article B, Paragraph 2 of the Plan, which authorises the Committee to establish sub-plans to the Plan.

3.    Purpose of the Sub-Plan

The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of options to acquire Shares under the Plan.

4.    Inland Revenue approval of Sub-Plan

The Sub-Plan is intended to be approved by the Inland Revenue under Schedule 9 to ICTA 1988.

5.    Rules of Sub-Plan

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and this schedule, the schedule shall prevail.

6.    Relationship of Sub-Plan to Plan

The Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.    Interpretation

In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acquiring Company	a company which obtains Control of the Company in the circumstances referred to in rule 25;
Approval Date	the date on which the Sub-Plan is approved by the Inland Revenue under Schedule 9 to ICTA 1988;
Associated Company	the meaning given to that expression by section 187(2) of ICTA 1988;
Close Company	the meaning given to that expression by section 414 of, and paragraph 8 of Schedule 9 to, ICTA 1988;
Committee	the compensation committee of the Board of Directors of the Company or such other committee as may be designated by the Board of Directors of the Company to administer the Plan;
Consortium	the meaning given to that word by section 187(7) of ICTA 1988;
Control	the meaning given to that word by section 840 of ICTA 1988 and “Controlled” shall be construed accordingly;
Date of Grant	the date on which an Option is granted to an Eligible Employee in accordance with the Articles of the Plan;

Eligible Employee
an individual who falls within Article C of the Plan and who is:

an employee (other than a director) of the Company or a company participating in the Sub-Plan; or

a director of the Company or a company participating in the Sub-Plan who is contracted to work at least 25 hours per week for the Company and its subsidiaries or any of them (exclusive of meal breaks)

and who, in either case, is not a non-executive director of a company participating in the Sub-Plan and does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

ICTA 1988	the Income and Corporation Taxes Act 1988;
Inland Revenue	the UK Board of Inland Revenue;
Market Value
notwithstanding Article F, Paragraph 7 of the Plan,

(a) in the case of an Option granted under the Sub Plan:

(i)if at the relevant time the Shares are listed on the New York Stock Exchange the closing price of a Share on the Date of Grant (as quoted in the Wall Street Journal) or, if there were no trades on that day, on the dealing day immediately preceding the Date of Grant;

(ii) if paragraph (i) above does not apply, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with Inland Revenue Shares Valuation on the Date of Grant or such earlier date or dates (not being more than thirty days before the Date of Grant) as may be agreed with the Board of Inland Revenue;

 (b) in the case of an option granted under any other share option scheme, the market value of a Share determined under the rules of such scheme for the purpose of the grant of the option;

Material Interest	the meaning given to that expression by section 187(3) of ICTA 1988;
New Option	an option granted by way of exchange under rule 25.1;
New Shares	the shares subject to a New Option referred to in rule 25.1;
Option	a right to acquire Shares granted under the Sub-Plan;
Option Holder	an individual who holds an Option or, where the context permits, his legal personal representatives;
Ordinary Share Capital	the meaning given to that expression by section 832(1) of ICTA 1988; and
Shares	common stock of the Company as defined in Article A of the Plan.

In this schedule, unless the context otherwise requires:

•	words and expressions not defined above have the same meanings as are given to them in the Plan;

•	a reference to a rule is a reference to a rule in this schedule;

•	the singular includes the plural and vice-versa and the masculine includes the feminine; and

•	a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.    Companies Participating in Sub-Plan

Notwithstanding Article L, Paragraph 3 of the Plan, the companies participating in the Sub-Plan shall be the Company and any company Controlled by the Company which has been nominated by the Company to participate in the Sub-Plan. All subsidiaries of the Company that are controlled by the Company at any time from the Approved Date through the termination of the Sub-Plan are hereby nominated for participation in the Sub-Plan for the time in which they are controlled by the Company.

9.    Shares Used in Sub-Plan

The Shares shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 10 to 14 of Schedule 9 to ICTA 1988.

10.    Grant of Options

An Option shall be granted under and subject to the rules of the Plan as modified by this schedule.

11.    Identification of Options

An Option agreement issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option.

12.    Contents of Option Agreement

An Option agreement issued in respect of an Option shall state:

•	that it is issued in respect of an Option;

•	the date of grant of the Option;

•	the number of Shares subject to the Option;

•	the exercise price under the Option;

•	any performance target or other condition imposed on the exercise of the Option;

•	the date(s) on which the Option will ordinarily become exercisable;

•	whether the Committee has waived any, and if so which, of the provisions of Article G, Paragraph 4(a), 4(b) and 4(c) of the Plan in relation to the Option; and

•
any conditions imposed by the Committee in lieu of those set out in Article G, Paragraphs 4, 5 and 6 of the Plan in relation to the Option. Any such conditions will not take effect in relation to the Option until they have been approved by the Inland Revenue.

13.    Earliest Date for Grant of Options

An Option may not be granted earlier than the Approval Date.

14.    Persons to Whom Options May be Granted

An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant.

15.    Options Non Transferable

Notwithstanding Article G, Paragraph 6 of the Plan, an Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 24, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

16.    Limit on Number of Shares Placed Under Option Under Sub-Plan

For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purpose of Article D, Paragraph 1 of the Plan.

17.    Inland Revenue Limit (£30,000)

An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by the Board of Inland Revenue under Schedule 9 to ICTA 1988 (other than a savings related share option scheme) would exceed sterling £30,000 or such other limit as may from time to time be specified in paragraph 28 of Schedule 9 to ICTA 1988. For this purpose, the United Kingdom sterling equivalent of the Market Value of a share on any day shall be determined by taking the spot sterling/US dollar exchange rate for that day as shown in the Financial Times. If the grant of an Option would otherwise cause the limit in this rule 17 to be exceeded, it shall take effect as the grant of an Option under the Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded together with the grant of an option under the Plan over the balance of the Shares.

18.    Exercise Price Under Options

Notwithstanding Article F, Paragraph 7 of the Plan, the amount payable per Share on the exercise of an Option shall not be less than the Market Value of a Share on the Date of Grant and shall be stated on the Date of Grant.

19.    Performance Target or Other Condition Imposed on Exercise of Options

Any performance target or other condition imposed on the exercise of an Option under Article J of the Plan shall be:

19.1    objective;

19.2    such that, once satisfied, the exercises of the Option is not subject to the discretion of any person; and

19.3    stated on the Date of Grant.

If an event occurs as a result of which the Committee considers that a performance target or other condition imposed on the exercise of an Option is no longer appropriate and substitutes, varies or waives under Article J of the Plan the performance target or condition, such substitution, variation or waiver shall:

19.4    be reasonable in the circumstances; and

19.5    except in the case of waiver produce a fairer measure of performance and not be materially more difficult to satisfy.

20.    Latest Date for Exercise of Options

An Option may not be exercised more than ten years after the Date of Grant and to the extent not so exercised by that time the Option shall lapse immediately.

21.    Material Interest

An Option may not be exercised if the Option Holder then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

22.    Payment for Shares on Exercise of Options

The amount due on the exercise of an Option shall be paid in cash or by cheque or banker's draft and may be paid out of funds provided to the Option Holder on loan by a bank, broker or other person. Notwithstanding Article H of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities, and the Company must not charge an administrative fee for the exercise of an Option. The date of exercise of an Option shall be the date on which the Company receives the amount due on the exercise of the Option.

23.    Issue or Transfer of Shares on Exercise of Options

The Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of an Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of Shares specified in the notice of exercise, subject only to compliance by the Option Holder with the rules of the Sub-Plan and to any delay necessary to complete or obtain:

23.1    the listing of the Shares on any stock exchange on which Shares are then listed; or

23.2    such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable.

24.    Death of Option Holder

Subject to rules 20 and 21, if an Option Holder dies before the tenth anniversary of the Date of Grant, his personal representatives shall be entitled to exercise his Options at any time during the twelve month period following his death. If not so exercised, the Options shall lapse immediately.

25.    Change in Control of Company

25.1    Exchange of Options

If a company (“Acquiring Company”) obtains Control of the Company as a result of making:

25.1.1    a general offer to acquire the whole of the issued Ordinary Share Capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

25.1.2    a general offer to acquire all the shares in the Company of the same class as the Shares an Option Holder may, at any time during the period set out in rule 25.2, by agreement with the Acquiring Company, release his Option in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:

25.1.3    the Acquiring Company;

25.1.4    a company which has Control of the Acquiring Company; or

25.1.5    a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

25.2    Period Allowed for Exchange of Options

The period referred to in rule 25.1 is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

25.3    Meaning of “Equivalent”

The New Option shall not be regarded for the purpose of this rule 25 as equivalent to the Option unless:

25.3.1    the New Shares satisfy the conditions in paragraphs 10 to 14 of Schedule 9 to ICTA 1988; and

25.3.2    save for any performance target or other condition imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Sub-Plan as it had effect immediately before the release of the Option; and

25.3.3    the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares subject to the New Option (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

25.3.4    the total amount payable by the Option Holder for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Option Holder for the acquisition of the Shares under the Option.

25.4    Date of Grant of New Option

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

25.5    Application of Sub-Plan to New Option

In the application of the Sub-Plan to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively.

26.    Rights Attaching to Shares Issued on Exercise of Options

Notwithstanding Article B, Paragraph 2 of the Plan, all Shares issued in respect of the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the shares of the same class in issue at the date of such issue save as regards any rights attaching to such shares by reference to a record date prior to the date of such issue.

27.    Amendment of Sub-Plan

Notwithstanding Article L of the Plan, no amendment of the Sub-Plan, whether taking the form of an amendment of the Plan or this schedule, shall take effect until it has been approved by the Inland Revenue.

28.    Adjustment of Options

Notwithstanding Article K of the Plan, any adjustment of an Option:

28.1    shall not be made unless the adjustment is permitted pursuant to paragraph 29 of Schedule 9 to ICTA 1988; and

28.2    shall not take effect until it has been approved by the Inland Revenue.

29.    Tax and Social Security Withholding

An Option may not be exercised unless the Option Holder has beforehand made provision for the payment or withholding of any taxes and social security required to be withheld in accordance with the applicable law of any jurisdiction in respect of the exercise of the Option, or the receipt of the Shares.

30.    Exercise of Discretion by Committee

In exercising any discretion which it may have under the Sub-Plan, the Committee shall act fairly and reasonably. The Committee's authority under Article F, Paragraph 2 of the Plan shall not apply to Options granted under the Sub-Plan.

31.    Disapplication of Certain Provisions of Plan

The provisions of the Plan dealing with:

•	incentive stock options qualifying under section 422 of the US Internal Revenue Code of 1986, as amended;

•	stock appreciation rights;

•	unrestricted or restricted stock awards; and

•	performance awards which are not stock options shall not form part of, and no such rights may be granted under, the Sub-Plan.

1992 Stock Plan

SCHEDULE D

FRANCE

Article A.    Introduction

The Board of Directors of The Procter & Gamble Company (the “Company”) has established a 1992 Stock Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its subsidiary companies, including its French subsidiaries, (the “Subsidiary”) of which the Company holds directly or indirectly at least 50% of the share capital. Article B of the U.S. Plan specifically authorizes the Compensation Committee (or other committee) (the “Committee”) designated by the Board of Directors (the “Board”), to adopt procedures and forms relating to the U.S. Plan as it deems advisable with respect to foreign participants. The Committee, therefore, intends to establish a sub-plan for France of the U.S. Plan for the purpose of granting Options which may qualify for the favorable tax and social security treatment in France applicable to Options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code as amended to qualifying employees who are resident in France for French tax purposes (the “Optionees”). The terms of the U.S. Plan, as subsequently amended and as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Stock Plan for Employees in France (the “French Plan”).

Under the French Plan, the Optionees will be granted only Options as defined under Article B hereunder. In no case will grants under the French Plan include any other substitute awards, e.g. stock appreciation rights or restricted stock.

Article B.    Definitions

Capitalized terms used but not defined in the French Plan shall have the same meanings as set forth in the U.S. Plan.

In addition, the term “Option” shall have the following meaning:

A.    Purchase Options, that are rights to acquire Common Stock repurchased by the Company prior to the vesting of said Options; or

B.    Subscription Options, that are rights to subscribe newly issued Common Stock.

The term “Closed Period” means specific periods as set forth by section L. 225-177 of the French Commercial Code as amended during which French qualifying Options cannot be granted.

Notwithstanding any provisions in the U.S. Plan, the term “Grant Date” shall be the date on which the Board or the Committee both (a) designates the Optionee and (b) specifies the terms and conditions of the Option including the number of shares and the method of determining the Option Price.

The term “Effective Grant Date” shall be the date on which the Option is effectively granted, i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied. Such condition precedent shall be satisfied when the Board, Committee or other authorized body shall determine that the granting of Options is no longer prevented under a Closed Period. If the Grant Date does not occur within a Closed Period, the “Effective Grant Date” shall be the same day as the “Grant Date”.

The term “Vesting Date” shall mean the date on which an Optionee's right to all or a portion of an Option granted under the French Plan becomes non-forfeitable.

Article C.    Entitlement to Participate

Any individual who at the Effective Grant Date of the Option under the French Plan is either an employee of the Subsidiary as defined by French law or who is a corporate officer of the Subsidiary, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of the U.S. Plan. Options may not be issued to directors of the Subsidiary, other than managing directors (Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions), unless the director is an employee of the Subsidiary as defined by French law.

Article D.    Conditions of the Option

Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of any Options granted under the French Plan shall not be modified after the Effective Grant Date except as provided under Article G or H below or unless otherwise authorized by French law.

Notwithstanding any provision in the U.S. Plan to the contrary and since Common Stock of the Company is traded on a regulated securities market, no Options may be granted to eligible Optionees in France during specific Closed Periods as set forth by section L. 225-177 of the French Commercial Code as amended to the extent such Closed Periods are applicable to the Options.

1.    Vesting and Exercisability

The Options will vest and be exercisable pursuant to the terms and conditions set forth in the U.S. Plan and the French Plan and any stock option agreement or notice. As such, no Option can be exercised before the Vesting Date. However, in the case of death of an Optionee, outstanding Options shall be immediately vested and exercisable under the conditions set forth in Article F of the French Plan.

The Vesting of Options may be accelerated in accordance with the Change in Control provisions of the U.S. Plan noted in the Article H below.

Specific provisions apply in the event of termination of employment/service and death as provided in Article F below.

2.    Option Price

The method of determining the option price payable pursuant to Options issued hereunder (“Option Price”) shall be fixed by the Committee on the Grant Date. If Options are considered granted on the Effective Grant Date, the Option price will be determined in accordance with the method set forth by the Committee on the Grant Date. In no event shall the Option Price per share be less than the greater of:

a.    with respect to Purchase Options over Common Stock, the higher of either 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such Common Stock by the Company;

b.    with respect to Subscription Options over the Common Stock, 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date; and

c.    the minimum Option Price permitted under the U.S. Plan.

3.    Payment of the Option Price

Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Option Price will be paid either in cash, by check or by credit transfer, exclusive of any other method of payment. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the Option Price to the Company. Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of previously owned shares having a fair market value on the date of delivery equal to the aggregate Option Price exercise price of the shares may be used as consideration for exercising the Options.

Furthermore, notwithstanding any provisions in the U.S. Plan to the contrary, shares owed to the Optionee upon exercise may not be withheld in order to meet the tax and/or social security contributions which might be due at the time of exercise or sale of the underlying shares. However, upon sale of the underlying shares, the Company and/or the Subsidiary shall have the right to withhold, or request any third party to withhold, from the proceeds to be paid to the Optionee the sums corresponding to any social security contributions due at exercise or sale by the Optionee. If such amounts are due and are not withheld, the Optionee agrees to submit the amount due to the Subsidiary by means of check, cash or credit transfer.

The Shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

Article E.    Non-transferability of Options

Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party. In addition, the Options are only exercisable by the Optionee during the lifetime of the Optionee.

Article F.    Death

In the event of the death of an Optionee. any outstanding Options on date of death shall become immediately vested and exercisable. The Optionee's heirs may exercise the Option within six months following the death, but any Option which remains unexercised shall expire six months following the date of the Optionee's death.

Article G.    Changes In Capitalization

Notwithstanding any provisions of the U.S. Plan to the contrary, adjustments to the Option Price and/or the number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of one or more of the transactions listed below by the Company. Furthermore, even upon occurrence of one or more of the transactions listed below, no adjustment to the kind of shares to be granted shall be made (i.e., only shares of Common Stock shall be granted to Optionees). The transactions are as follows:

1.    an issuance of new shares for cash consideration reserved to the Company's existing shareholders;
2.    an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;
3.    a capitalization of retained earnings, profits, or issuance premiums;
4.    a distribution of reserves by payment in cash or shares;
5.    a cancellation of shares in order to absorb losses; and
6.    the repurchase of its own shares by a listed company at a price higher than the stock quotation price in the open market.

Article H.     Change in Control

In the event that a significant decrease in the value of Options granted to the Optionee occurs or is likely to occur as a result of a Change of Control of the Company or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Committee may, accordingly to the provisions of the U.S. Plan, in its discretion, authorize immediate vesting and exercise of Options before the date on which any Change of Control, liquidation, reorganization, merger, consolidation or amalgamation becomes effective.

Article I.    No Surrender of Options

Notwithstanding the provisions of the U.S. Plan, Optionees may not surrender Options in lieu of exercise for cash.

Article J.    No Conversion

Notwithstanding the provisions of the U.S. Plan, Optionees may not convert cash compensation into Options.

Article K.    Interpretation

In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to Optionees.

Article L.    Employment Rights

The adoption of this French Plan shall not confer upon the Optionees any employment rights and shall not be construed as a part of the Optionee's employment contracts. Article F.1(b) of the U.S. Plan does not apply to Optionees in France.

Article M.    Adoption

The French Plan was originally adopted on February 22, 1999, and amended and restated on October 9, 2001.

2001 Stock Plan

SCHEDULE E

FRANCE

Article A.    Introduction

The Board of Directors of The Procter & Gamble Company (the “Company”) has established a 2001 Stock and Incentive Compensation Plan (the “U.S. Plans”) for the benefit of certain employees of the Company and its subsidiary companies, including its French subsidiaries, (the “Subsidiary”) of which the Company holds directly or indirectly at least 50% of the share capital. Article B of the U.S. Plan specifically authorizes the Compensation Committee (or other committee) (the “Committee”) designated by the Board of Directors (the “ Board”) to adopt procedures and forms relating to the U.S. Plan as it deems advisable with respect to foreign participants. The Board, therefore, intends to establish a sub-plan for France of the U.S. Plan for the purpose of granting Options which may qualify for the favorable tax and social security treatment in France applicable to Options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code as amended to qualifying employees who are resident in France for French tax purposes (the “Optionees”). The terms of the U.S. Plan, as subsequently amended and as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Stock and Incentive Compensation Plan for Employees in France (the “French Plan”).

Under the French Plan, the Optionees will be granted only Options as defined under Article B hereunder. In no case will grants under the French Plan include any other substitute awards, e.g., stock appreciation rights and restricted stock.

Article B.    Definitions

Capitalized terms used but not defined in the French Plan shall have the same meanings as set forth in the U.S. Plan.

In addition, the term “Option” shall have the following meaning:

A.    Purchase Options, that are rights to acquire Common Stock repurchased by the Company prior to the vesting of said Options; or

B.    Subscription Options, that are rights to subscribe newly issued Common Stock.

The term “Closed Period” means specific periods as set forth by section L. 225-177 of the French Commercial Code as amended during which French qualifying Options cannot be granted.

Notwithstanding any provisions in the U.S. Plan, the term “Grant Date” shall be the date on which the Board or the Committee both (a) designates the Optionee and (b) specifies the terms and conditions of the Option including the number of shares and the method of determining the Option Price.

The term “Effective Grant Date” shall be the date on which the Option is effectively granted, i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied. Such condition precedent shall be satisfied when the Board, Committee or other authorized body shall determine that the granting of Options is no longer prevented under a Closed Period. If the Grant Date does not occur within a Closed Period, the "Effective Grant Date" shall be the same day as the “Grant Date”.

The term “Vesting Date” shall mean the date on which an Optionee's right to all or a portion of an Option granted under the French Plan becomes non-forfeitable.

Article C.    Entitlement to Participate

Any individual who at the Effective Grant Date of the Option under the French Plan is either an employee of the Subsidiary as defined by French law or who is a corporate officer of the Subsidiary, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of the U.S. Plan. Options may not be issued under the French Plan to employees or officers owning more than ten percent (10%) of the Company's share capital or to individuals other than employees and corporate officers of the Subsidiary. Options may not be issued to directors of the Subsidiary, other than managing directors (Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions), the director is an employee of the Subsidiary as defined by French law.

Article D.    Conditions of the Option

Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of any Options granted under the French Plan shall not be modified after the Effective Grant Date, except as provided under Article G or H below or unless otherwise authorized by French law.

Notwithstanding any provision in the U.S. Plan to the contrary and since Common Stock of the Company is traded on a regulated securities market, no Option may be granted to eligible Optionees in France during specific Closed Periods as set forth by section L. 225-177 of the French Commercial Code as amended to the extent such Closed Periods are applicable to the Options.

1.    Vesting and Exercisability

The Options will vest and be exercisable pursuant to the terms and conditions set forth in the U.S Plan and the French Plan and any stock option agreement or notice. As such, no Option can be exercised before the Vesting Date. However, in the case of death of an Optionee, outstanding Options shall be immediately vested and exercisable under the conditions set forth in Article F of the French Plan.

The Vesting of Options may be accelerated in accordance with the Change in Control provisions of the U.S. Plan noted in Article H below.

Specific provisions apply in the event of termination of employment/service and death as provided in Article F below.

2.    Option Price

The method of determining the option price payable pursuant to Options issued hereunder shall be fixed by the Committee on the date the Option is granted (“Option Price”). If Options are considered granted on the Effective Grant Date, the Option price will be determined in accordance with the method set forth by the Board on the Grant Date. In no event shall the Option Price per share be less than the greater of:

a.    with respect to Purchase Options over Common Stock, the higher of either 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such Common Stock by the Company;

b.    with respect to Subscription Options over the Common Stock, 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date; and

c.    the minimum Option Price permitted under the U.S. Plan.

3.    Payment of the Option Price

Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Option Price will be paid either in cash, by check or by credit transfer, exclusive of any other method of payment. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the Option Price to the Company. Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of previously owned shares having a fair market value on the date of delivery equal to the aggregate Option Price of the shares may be used as consideration for exercising the Options.

Furthermore, notwithstanding any provisions in the U.S. Plan to the contrary, shares owed to the Optionee upon exercise may not be withheld in order to meet the tax and/or social security contributions which might be due at the time of exercise or sale of the underlying shares. However, upon sale of the underlying shares, the Company and/or the Subsidiary shall have the right to withhold, or request any third party to withhold, from the proceeds to be paid to the Optionee the sums corresponding to any social security contributions due at exercise or sale by the Optionee. If such amounts are due and are not withheld, the Optionee agrees to submit the amount due to the Subsidiary by means of check, cash or credit transfer.

The shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

4.    Mandatory Holding Period

A specific holding period for the Common Stock or a restriction on the exercise of Options may be specified for Optionees in France who serve as managing directors under French law (“mandataires sociaux”). French law defines the following positions as mandataires sociaux: Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions.

Article E.    Non-Transferability of Options

Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party. In addition, the Options are only exercisable by the Optionee during the lifetime of the Optionee.

Article F.    Death

In the event of the death of an Optionee. any outstanding Options on date of death shall become immediately vested and exercisable. The Optionee's heirs may exercise the Option within six months following the death, but any Option which remains unexercised shall expire six months following the date of the Optionee's death.

Article G.    Changes in Capitalization

Notwithstanding any provisions of the U.S. Plan to the contrary, adjustments to the Option Price and/or the number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of one or more of the transactions listed below by the Company. Furthermore, even upon occurrence of one or more of the transactions listed below, no adjustment to the kind of shares to be granted shall be made (i.e., only shares of Common Stock shall be granted to Optionees). The transactions are as follows:

1.    an issuance of new shares for cash consideration reserved to the Company's existing shareholders;
2.    an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;
3.    a capitalization of retained earnings, profits, or issuance premiums;
4.    a distribution of reserves by payment in cash or shares;
5.    a cancellation of shares in order to absorb losses; and
6.    the repurchase of its own shares by a listed company at a price higher than the stock quotation price in the open market.

Article H.     Change in Control

In the event that a significant decrease in the value of Options granted to the Optionee occurs or is likely to occur as a result of a Change of Control of the Company or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Committee may, accordingly to the provisions of the U.S. Plan, in its discretion, authorize immediate vesting and exercise of Options before the date on which any Change of Control, liquidation, reorganization, merger, consolidation or amalgamation becomes effective.

Article I.    No Surrender of Options

Notwithstanding the provisions of the U.S. Plan, Optionees may not surrender Options in lieu of exercise for cash.

Article J.    No Conversion

Notwithstanding the provisions of the U.S. Plan, Optionees may not convert cash compensation into Options.

Article K.    Interpretation

In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to Optionees.

Article L.    Employment Rights

The adoption of this French Plan shall not confer upon the Optionees any employment rights and shall not be construed as a part of the Optionee's employment contracts. Article F.1(b) of the U.S. Plan does not apply to Optionees in France.

Article M.    Adoption

The French Plan is effective as of October 9, 2001.

2009 Plan

SCHEDULE F

FRANCE

Article A.    Introduction

The Board of Directors of The Procter & Gamble Company (the “Company”) has established a 2009 Stock and Incentive Compensation Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its subsidiary companies, including its French subsidiaries, (the “Subsidiary”) of which the Company holds directly or indirectly at least 10% of the share capital. Article B of the U.S. Plan specifically authorizes the Compensation Committee (or other committee) (the “Committee”) designated by the Board of Directors (the “ Board”) to adopt procedures and forms relating to the U.S. Plan as it deems advisable with respect to foreign participants. The Board, therefore, intends to establish a sub-plan for France of the U.S. Plan for the purpose of granting Options which may qualify for the favorable tax and social security treatment in France applicable to Options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code as amended to qualifying employees under the U.S. Plan who are resident in France for French tax purposes (the “Optionees”). The terms of the U.S. Plan, as subsequently amended and as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Rules of the 2009 Stock and Incentive Compensation Plan for Employees in France (the “French Plan”).

Under the French Plan, the Optionees will be granted only Options as defined under Article B hereunder. In no case will grants under the French Plan include any other substitute awards, e.g., stock appreciation rights and restricted stock.

Article B.    Definitions

Capitalized terms used but not defined in the French Plan shall have the same meanings as set forth in the U.S. Plan.

In addition, the term “Option” shall have the following meaning:

A.    Purchase Options, that are rights to acquire Common Stock repurchased by the Company prior to the vesting of said Options; or

B.    Subscription Options, that are rights to subscribe newly issued Common Stock.

The term “Closed Period” means specific periods as set forth by section L. 225-177 of the French Commercial Code as amended during which French qualifying Options cannot be granted.

Notwithstanding any provisions in the U.S. Plan, the term “Grant Date” shall be the date on which the Board or the Committee both (a) designates the Optionee and (b) specifies the terms and conditions of the Option including the number of shares and the method of determining the Option Price.

The term “Effective Grant Date” shall be the date on which the Option is effectively granted, i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied. Such condition precedent shall be satisfied when the Board, Committee or other authorized body shall determine that the granting of Options is no longer prevented under a Closed Period. If the Grant Date does not occur within a Closed Period, the "Effective Grant Date" shall be the same day as the “Grant Date”.

The term “Vesting Date” shall mean the date on which an Optionee's right to all or a portion of an Option granted under the French Plan becomes non-forfeitable.

The term “Disability” is defined in accordance with categories 2 and 3 under Section
L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

The term “Forced Retirement” shall mean forced retirement as determined under Section L. 1237-5 of the French Labor Code, as amended, and subject to the fulfillment of related conditions.

Article C.    Entitlement to Participate

Any individual who at the Effective Grant Date of the Option under the French Plan is either employed under the terms and conditions of an employment contract (“contrat de travail”) with the Subsidiary or is a corporate officer of the Subsidiary, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of the U.S. Plan. Options may not be issued under the French Plan to employees or officers owning more than ten percent (10%) of the Company's share capital or to individuals other than employees and corporate officers of the Subsidiary. Options may not be issued to directors of the Subsidiary, other than managing directors (Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions), unless the director is an employee of the Subsidiary as defined by French law.

Article D.    Conditions of the Option

To ensure the qualified status of Options under the French Plan, the terms and conditions of any Options granted under the French Plan shall not be modified after the Effective Grant Date, unless otherwise authorized by French law.

Notwithstanding any provision in the U.S. Plan to the contrary and since Common Stock of the Company is traded on a regulated securities market, no Option may be granted to eligible Optionees in France during specific Closed Periods as set forth by section L. 225-177 of the French Commercial Code as amended to the extent such Closed Periods are applicable to the Options.

1.    Vesting and Exercisability of Options and Holding of Common Stock

The Options will vest and be exercisable pursuant to the terms and conditions set forth in the U.S Plan and the French Plan and any stock option agreement or notice. As such, no Option can be exercised before the Vesting Date. However, in the case of death of an Optionee, outstanding Options shall be immediately vested and exercisable under the conditions set forth in Article F of the French Plan.

The vesting of Options may be accelerated in accordance with the Change in Control provisions of the U.S. Plan as noted in Article H below.

Notwithstanding any provision in the U.S. Plan, the Optionee will not be permitted to sell or transfer shares of Common Stock acquired upon exercise of an Option before the expiration of the applicable holding period for French qualifying Options set forth by Section 163 bis C of the French Tax Code, as amended, except as provided in this French Plan or as otherwise in keeping with French law. The holding period for French-qualified Options is currently four years from the Grant Date. To prevent the Optionee from selling or transferring the shares of Common Stock subject to the Option before the expiration of the applicable holding period, the Committee may, in its discretion, restrict the vesting and/or exercisability of the Option and/or the sale of shares of Common Stock until the expiration of the applicable holding period, as set forth in the stock option agreement to be delivered to each Optionee. However, the Optionee may be permitted to vest in or exercise the Option or transfer the shares of Common Stock subject to the Option before the expiration of the applicable holding period in the cases of dismissal, Forced Retirement, Disability or death, as defined in Section 91 ter of Exhibit II to the French Tax Code, as amended, but only as set forth in the stock option agreement to be delivered to the Optionee. In any case, the restriction of the sale of the shares of Common Stock cannot exceed three years as from the effective date of the exercise of the Options.

Specific provisions apply in the event of termination of employment/service and death as provided in Article F below.

2.    Option Price

The method of determining the option price payable pursuant to Options issued hereunder shall be fixed by the Committee on the date the Option is granted (“Option Price”). If Options are considered granted on the Effective Grant Date, the Option price will be determined in accordance with the method set forth by the Committee on the Grant Date. In no event shall the Option Price per share be less than the greater of:

a.    with respect to Purchase Options over Common Stock, the higher of either 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such Common Stock by the Company;

b.    with respect to Subscription Options over the Common Stock, 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date; and

c.    the minimum Option Price permitted under the U.S. Plan.

3.    Payment of the Option Price

Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Option Price will be paid either in cash, by check or by credit transfer, exclusive of any other method of payment. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the Option Price to the Company. Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of previously owned shares having a fair market value on the date of delivery equal to the aggregate Option Price of the shares may be used as consideration for exercising the Options.

Furthermore, notwithstanding any provisions in the U.S. Plan to the contrary, shares owed to the Optionee upon exercise may not be withheld in order to meet the tax and/or social security contributions which might be due at the time of exercise or sale of the underlying shares. However, upon sale of the underlying shares, the Company and/or the Subsidiary shall have the right to withhold, or request any third party to withhold, from the proceeds to be paid to the Optionee the sums corresponding to any social security contributions due at exercise or sale by the Optionee. If such amounts are due and are not withheld, the Optionee agrees to submit the amount due to the Subsidiary by means of check, cash or credit transfer.

The shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

4.    Mandatory Holding Period

To the extent applicable to French-qualified Options granted by the Company, A specific holding period for the Common Stock or a restriction on the exercise of Options may be specified for Optionees in France who serve as managing directors under French law (“mandataires sociaux”). French law defines the following positions as mandataires sociaux: Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions.

Article E.    Non-Transferability of Options

Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party. In addition, the Options are only exercisable by the Optionee during the lifetime of the Optionee.

Article F.    Termination of Employment/Service

1.    Death

In the event of the death of an Optionee. any outstanding Options on date of death shall become immediately vested and exercisable. The Optionee's heirs may exercise the Option within six months following the death, but any Option which remains unexercised shall expire six months following the date of the Optionee's death.

2.    Disability

In the event of the Disability of a French Optionee, the French Optionee shall not be subject to the restriction on the sale of shares of Common Stock set forth in Article D.1 above.

3.    Forced Retirement or Dismissal

In the event of the Forced Retirement (as defined in Article B) or dismissal of a Optionee, as defined by Section 91-ter of Exhibit II to the French Tax Code as construed by the French tax and social security circulars and subject to the fulfillment of related conditions, his or her Option will benefit from the favorable treatment of French qualified Options upon sale of his or her shares of Common Stock , even if the compulsory holding period is not met, but only if the Option was exercised at least three (3) months prior to the effective date of the retirement or the delivery of the relevant dismissal notice to the Optionee, as defined by French law and as construed by competent French courts.

4.    Other Reasons

In the event of a termination of employment for reasons other than death, the Option shall be exercisable as set forth in the stock option agreement entered into with the Optionee.

Article G.    Changes In Capitalization

To ensure the qualified status of Options under the French Plan, adjustments to the Option Price and/or the number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of a transaction involving the Company listed under Section L. 225-181 of the French Commercial Code, as amended, a repurchase of Common Stock by the Company at a price higher than the stock quotation price on the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees.. Furthermore, even upon occurrence of a transaction involving the Company listed under Section L. 225-181 of the French Commercial Code, as amended, a repurchase of Common Stock by the Company at a price higher than the stock quotation price on the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees, no adjustment to the kind of shares to be granted shall be made (i.e., only shares of Common Stock shall be granted to Optionees) to preserve the qualified status of the Option. In the event of an adjustment to the Option Price and/or the number of shares of Common Stock subject to an Option issued hereunder, other than as described in this Article G, the Options may not qualify for favorable income tax and social security treatment under French law.

Article H.        Change in Control

In the event that a significant decrease in the value of Options granted to the Optionee occurs or is likely to occur as a result of a Change of Control of the Company or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Committee may, accordingly to the provisions of the U.S. Plan, in its discretion, authorize immediate vesting and exercise of Options before the date on which any Change of Control, liquidation, reorganization, merger, consolidation or amalgamation becomes effective. If this occurs, the Options may not qualify for favorable income tax and social security treatment under French law.

Article I.    Disqualification of French-Qualified Options

If the Options are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Plan, the Options may no longer qualify as French-qualified options. The Company does not undertake nor is it required to maintain the French-qualified status of the Options, and the Optionees understand, acknowledge and agree that it will be their responsibility to bear any additional income taxes and/or social security contributions that may be payable as a result of the disqualification of the French-qualified Options.

If the Options no longer qualify as French-qualified options, the Committee may, provided it is authorized to do so under the U.S. Plan, lift, shorten or terminate certain restrictions applicable to the vesting of the Options, the exercisability of the Options, or the sale of the shares of Common Stock which may have been imposed under this French Plan or in the stock option agreement delivered to the Optionees.

Article J.    Term of the Option

The term of the Option will be no greater than nine (9) years and six (6) months after the Grant Date. The specific term will be specified in the applicable stock option agreement. This term can be extended only in the event of the death of the Optionee.

Article K.    No Surrender of Options

Notwithstanding the provisions of the U.S. Plan, Optionees may not surrender Options in lieu of exercise for cash.

Article L.    No Conversion

Notwithstanding the provisions of the U.S. Plan, Optionees may not convert cash compensation into Options.

Article M.    Interpretation

In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to Optionees.

It is intended that Options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws and the French tax and social security administrations, but there are no undertakings to maintain this status. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, the French tax and social security administrations, any relevant Guidelines published by French tax and social security administrations and are subject to the fulfillment of legal, tax and reporting obligations, if any.

Article N.    Employment Rights

The adoption of this French Plan shall not confer upon the Optionees any employment rights and shall not be construed as a part of the Optionee's employment contracts. Articles F.1(b), F.1(c) and F.3 of the U.S. Plan do not apply to Optionees in France.

Article O.    Amendments

Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate the French Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

Article P.    Adoption

The French Plan is effective as of December 8, 2009.

SCHEDULE G

PROCTER & GAMBLE HYGIENE AND HEALTH CARE LIMITED

THE PROCTER & GAMBLE 2009 STOCK AND INCENTIVE COMPENSATION PLAN

INDIA PLAN

Procter & Gamble Hygiene and Health Care Limited (“the Indian Company”) is a subsidiary of The Procter & Gamble Company (“the Holding Company”).

The Holding Company is a company incorporated under the laws of the United States of America, having its registered office at 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202-3315 and is listed on the New York Stock Exchange.

The Holding Company had formulated The Procter & Gamble 2009 Stock and Incentive Compensation Plan (“Global Plan”) for its employees and the employees of its subsidiaries. A copy of the same is enclosed marked Annexure 'A'.

Paragraph 2. of Article B of the Global Plan empowers the Compensation and Leadership Development Committee (“Committee”) to provide for special terms for any Stock Options granted to Participants of its subsidiaries outside of the United States of America in order to fairly accommodate for differences in local law, tax policy or custom and to approve such supplements to or amendments, restatements or alternative versions of the Global Plan as may be considered necessary or appropriate for such purposes.

In pursuance thereof, the Indian Company has formulated The Procter & Gamble 2009 Stock and Incentive Compensation Plan - India Plan (“India Plan”), which shall apply to employees of the Indian Company (“Participants”).

The India Plan is a part of the Global Plan as applicable to the employees of the Indian Company, and the terms and conditions of the Global Plan shall apply in relation hereto, except where there is an express provision in the India Plan to the contrary.

1.    Definitions

1.1    The “Stock Options” granted under the scheme will represent a right (and not an obligation) granted to an employee to apply for Shares at a pre-determined price.

1.2    The “Shares” allotted on exercise of Stock Options shall mean the equity shares of the Holding Company.

1.3    The term “Promoter” means:

(a)    the person or persons who are in over-all control of the company;

(b)    the person or persons who are instrumental in the formation of the company or a program pursuant to which the shares were offered to the public;

(c)    the persons or persons named in the offer document for listing of the company as promoter(s).

Provided that a director or officer of the company, if he is acting as such only in his professional capacity will not be deemed to be a Promoter. Explanation: Where a promoter of a company is a body corporate, the Promoter of that body corporate shall also be deemed to be a promoter of the company.

1.4    The term “Promoter Group” means:

(a)    an immediate relative of the Promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse);

(b)    persons whose shareholding is aggregated for the purpose of disclosing in the offer document for listing as “shareholding of the promoter group”.

1.5    The term “Relative” means immediate relative namely spouse, parent, brother, sister or child of the person or the spouse.

2.    The India Plan

The Participants of the India Plan are eligible only for grant of Stock Options to purchase Shares of the Holding Company (including Stock Options under a Performance Award), and not for grant of stock appreciation rights or award of a portion of the Participant's remuneration in shares.

The Plan is accordingly an “Employees Stock Option Scheme” as contemplated by the Guidelines regarding Employees' Stock Option Plan or Scheme issued by the Central Board of Direct Taxes vide Notification No. 323/2001 dated 11.10.2001.

The Participants of the India Plan are only eligible for “Exercise and Sell Option” i.e. they shall exercise their option to purchase the Shares of the Holding Company and concurrently sell the Shares. The transaction would accordingly not involve any remittance from India.

The India Plan is accordingly in the nature of a Cashless Employees Stock Option Scheme as envisaged by the Foreign Exchange Management (Transfer or issue of any foreign security) Regulations, 2000 issued by the Reserve Bank of India.

3.    Total number of Shares to be issued to the Participants

The aggregate number of Shares that may be awarded is detailed in Article D of the Global Plan. The maximum number of Shares that can be awarded under the Global Plan is 160,000,000.

Out of the above Shares, the maximum aggregate number of Shares available for award under the India Plan is 10,000,000 Shares.

4.    The class of employees entitled to participate

In accordance with Article C of the Global Plan, the Committee shall select as Participants those employees of the Holding Company and its subsidiaries who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of such companies.

5.    The pricing formula for allotment of Shares and price at which such Shares are offered

The exercise price for Stock Options shall be the fair market value of the Shares on the date of the grant.

The fair market value of the Shares shall be determined based on the closing price for Shares on the New York Stock Exchange on the grant date.

6.    The number of Shares, which would be issued to any employee or classes of employees and the basis of such award, if any

The maximum aggregate number of Shares available for award to the Participants under the India Plan is as under:

Band 3        4,000,000 Shares
Band 4        2,000,000 Shares
Band 5        2,000,000 Shares
Band 6        2,000,000 Shares
Total        10,000,000 Shares

The various Bands mentioned above refer to the various levels of employees in the hierarchy of the organization structure.

The basis of the award shall be the performance of the Participants, as determined by the Committee.

7.    The period by and the manner in which the approval of shareholders would be obtained

The Holding Company has obtained the approval of its shareholders for issue of its Shares under the Global Plan. A copy of the shareholders' resolution in this regard is enclosed in Annexure 'B'.

A copy of Resolution of Board of Directors of the Indian Company, adopting the Global Plan, is enclosed in Annexure 'C'.

8.    Lock-in period

No Stock Options are exercisable within three one years from their date of grant, except in the case of the death of the Participant.

9.    Non-transferability of Shares

The conditions relating to non-transferability of Shares are detailed in Article G of the Global Plan, which are applicable to the India Plan as well.

10.    Conditions

The conditions contained in this India Plan shall not be changed after it comes into effect.

11.    Compliance with regulatory provisions

The India Plan shall be subject to all applicable laws, rules, regulations, and notifications and to such approvals by any governmental agencies as may be required under Indian law. The grant of Stock Options shall entitle the Indian Company to require the Participants to comply with such requirements of law as may be necessary in the opinion of the Indian Company.

12.    Non-eligible Employees

An employee of the Indian Company, who is a Promoter or belongs to the Promoter Group or a director of the Indian Company who either by himself or through his Relative or through any body corporate, directly or indirectly holds more than 10% of the outstanding equity shares of the Holding Company or Indian Company shall not be eligible for grant of Stock Options.

13.    Grant of Stock Option

In pursuance of paragraph 2 of Article L of the Global Plan, the Stock Option granted to employees of the Indian Company to purchase Shares of the Holding Company, including the Stock Options granted prior to 1 March 2003 under the Global Plan, shall be deemed to be granted under the India Plan.

14.    Effective and termination dates

The India Plan will be effective from the 8 December 2009 and would terminate on the date indicated in Article O of the Global Plan.

2009 Plan

SCHEDULE H

RULES OF THE PROCTER & GAMBLE 2010
HM REVENUE & CUSTOMS APPROVED SUB-PLAN FOR THE
UNITED KINGDOM

1.    General

This schedule to the Procter & Gamble 2009 Stock and Incentive Compensation Plan (“the Plan”) sets out the rules of the Procter & Gamble 2010 HM Revenue & Customs Approved Sub-Plan for the United Kingdom (“the Sub-Plan”).

2.    Establishment of Sub-Plan

The Procter & Gamble Company (“the Company”) has established the Sub-Plan under Article B, Paragraph 2 of the Plan, which authorises the Committee to establish sub-plans to the Plan.

3.    Purpose of the Sub-Plan

The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of options to acquire Shares under the Plan within the provisions of Schedule 4.

4.    HM Revenue & Customs Approval of Sub-Plan

The Sub-Plan is intended to be approved by HM Revenue & Customs under Schedule 4.

5.    Rules of Sub-Plan

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and this Sub-Plan, the Sub-Plan shall prevail.

6.    Relationship of Sub-Plan to Plan

The Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.    Interpretation

In this Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acquiring Company	a company which obtains Control of the Company in the circumstances referred to in rule 28;
Approval Date	the date on which the Sub-Plan is approved by HM Revenue & Customs under Schedule 4;
Associated Company	the meaning given to that expression by paragraph 35(1) of Schedule 4;
Close Company	the meaning given to that expression by section 989 of ITA 2007, and paragraph 9(4) of Schedule 4;
Committee	the Compensation & Leadership Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan;
Consortium	the meaning given to that word by paragraph 36(2) of Schedule 4;

Constituent Company
means the Company or a company which is:

a Subsidiary or

a Jointly Owned Company where neither it nor any company Controlled by it is a constituent company under the provisions of paragraph 34(4) in any other CSOP scheme as that term is defined in paragraph 2 of Schedule 4;

Control	the meaning given to that word by section 719 of ITEPA 2003 and “Controlled” shall be construed accordingly;
Date of Grant	the date on which an Option is granted to an Eligible Employee in accordance with the Articles of the Plan;
Eligible Employee
an individual who falls within the provisions of Article C of the Plan and who is:

an employee (other than a director) of a Constituent Company; or

a director of a Constituent Company who is contracted to work at least 25 hours per week for the Company and its subsidiaries or any of them (exclusive of meal breaks)

and who, in either case,:

is not eligible solely by reason that he is a non-executive director of a Constituent Company;

has earnings in respect of his office or employment which are (or would be if there were any) general earnings to which section 15, 22 or 26 of ITEPA 2003 applies;

and does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

ITA 2007	means the Income Tax Act 2007;
ITEPA 2003	means the Income Tax (Earnings and Pensions) Act 2003;
Key Feature	means a provision of the Plan or Sub-Plan which is necessary in order to meet the requirements of Schedule 4;
Market Value
notwithstanding Article G, Paragraph 3 of the Plan,

(a) in the case of an Option granted under the Sub Plan:

(i) if at the relevant time the Shares are listed on the New York Stock Exchange the average of the highest and lowest sale prices of a Share on the Date of Grant (as quoted in the Wall Street Journal) or, if there were no trades on that day, on the dealing day immediately preceding the Date of Grant;

(ii) if paragraph (i) above does not apply, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HM Revenue & Customs Shares Valuation on the Date of Grant or such earlier date or dates (not being more than thirty days before the Date of Grant) as may be agreed with HM Revenue & Customs;

(b) in the case of an option granted under any other share option scheme, the market value of a Share shall be determined under the rules of such scheme for the purpose of the grant of the option;

Material Interest	the meaning given to that expression by paragraphs 9 to 14 of Schedule 4;
New Option	an option granted by way of exchange under rule 28.1;
New Shares	the shares subject to a New Option as set out in rule 28;
Option	a right to acquire Shares granted under the Sub-Plan;
Option Holder	an individual who holds an Option or, where the context permits, his legal personal representatives;
Schedule 4	means Schedule 4 to ITEPA 2003;
Shares	common stock of the Company as defined in Article A of the Plan; and

Subsidiary	means a company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006 over which the Company has Control.

In this Sub-Plan, unless the context otherwise requires:

•	words and expressions not defined above have the same meanings as are given to them in the Plan;

•	the contents and rule headings are inserted for ease of reference only and do not affect their interpretation;

•	a reference to a rule is a reference to a rule in this Sub-Plan;

•	the singular includes the plural and vice-versa and the masculine includes the feminine; and

•	a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.    Companies Participating in Sub-Plan

Notwithstanding Article L, Paragraph 3 of the Plan, the companies participating in the Sub-Plan shall be the Company and any Constituent Company which has been nominated by the Company to participate in the Sub-Plan.

9.    Shares Used in Sub-Plan

The Shares shall form part of the ordinary share capital of the Company and shall at all times comply with the requirements of paragraphs 16 to 20 of Schedule 4.

10.    Grant of Options

An Option shall be granted under and subject to the rules of the Plan as modified by this Sub-Plan.

11.    Identification of Options

An Option agreement issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option.

12.    Contents of Option Agreement

An Option agreement issued in respect of an Option shall state:

•	that it is issued in respect of an Option;

•	the date of grant of the Option;

•	the number of Shares subject to the Option [or how that number may be calculated];

•	the exercise price under the Option [or the method by which the exercise price will be determined];

•	any performance target or other condition imposed on the exercise of the Option;

•	the date(s) on which the Option will ordinarily become exercisable;

•	whether the Committee has waived any, and if so which, of the provisions of Article G, Paragraph 9a) and 9(b) of the Plan in relation to the Option; and

•
any conditions imposed by the Committee under Article B in lieu of those set out in Article G, Paragraphs 7, 8, 9 and 11 of the Plan in relation to the Option. Any such conditions will not take effect in relation to the Option until they have been approved by HM Revenue & Customs.

13.    Earliest Date for Grant of Options

An Option may not be granted earlier than the Approval Date.

14.    Persons to Whom Options May be Granted

An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant.

15.    Options Non Transferable

Notwithstanding Article G, Paragraphs, 7 and 8 of the Plan, an Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 26, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

16.    Limit on Number of Shares Placed Under Option Under Sub-Plan

For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purpose of Article D, Paragraph 1 of the Plan.

17.    HM Revenue & Customs Limit (£30,000)

An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by HM Revenue & Customs under Schedule 4) would exceed sterling £30,000 or such other limit as may from time to time be specified in paragraph 6 of Schedule 4.

18.    Foreign Currency Options

For the purpose of the limit contained in rule 17, the United Kingdom sterling equivalent of the Market Value of a share on any day shall be determined by taking the spot sterling/US dollar exchange rate for that day as shown in the Financial Times.

19.    Scaling Down

If the grant of an Option would otherwise cause the limit in rule 17 to be exceeded, it shall take effect as the grant of an Option under the Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded. If more than one Option is granted on the same Date of Grant, the number of Shares which would otherwise be subject to each Option shall be reduced pro rata.

20.    Exercise Price Under Options

Notwithstanding Article G, Paragraph 3 of the Plan, the amount payable per Share on the exercise of an Option shall not be manifestly less than the Market Value of a Share on the Date of Grant.

21.    Performance target or other condition imposed on exercise of Option

Any performance target or other condition imposed on the exercise of an Option under Article B or Article J of the Plan shall be:

21.1    objective;

21.2    capable of being fulfilled within the period of ten years from the Date of Grant;

21.3    such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

21.4    stated in the Option agreement.

If an event occurs as a result of which the Committee considers that a performance target or other condition imposed on the exercise of an Option is no longer appropriate and substitutes, varies or waives under Article J of the Plan the performance target or condition, such substitution, variation or waiver shall:

21.5    be reasonable in the circumstances; and

21.6    except in the case of waiver produces a fairer measure of performance and is not materially more nor less difficult to satisfy.

22.    Latest Date for Exercise of Options

An Option may not be exercised more than ten years after the Date of Grant and to the extent not so exercised by that time the Option shall lapse immediately.

23.    Material Interest

An Option may not be exercised if the Option Holder then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

24.    Payment for Shares on Exercise of Options

The amount due on the exercise of an Option shall be paid in cash or by cheque or banker's draft and may be paid out of funds provided to the Option Holder on loan by a bank, broker or other person. Notwithstanding Article H, the payment may not be in the form of relinquishing a portion of the Option or paid by the transfer to the Company of Shares or any other shares or securities, and in any circumstance the Company must not charge an administrative fee for the exercise of an Option. The date of exercise of an Option shall be the date on which the Company receives the amount due on the exercise of the Option under this rule 24, together with any payment or documentation required under rule 32.

25.    Issue or Transfer of Shares on Exercise of Options

The Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of an Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of Shares specified in the notice of exercise, subject only to compliance by the Option Holder with the rules of the Sub-Plan and to any delay necessary to complete or obtain:

25.1    the listing of the Shares on any stock exchange on which Shares are then listed; or

25.2    such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable.

26.    Death of Option Holder

Subject to rules 22 and 23, if an Option Holder dies before the tenth anniversary of the Date of Grant, his personal representatives shall be entitled to exercise his Options at any time during the twelve month period following his death. If not so exercised, the Options shall lapse immediately.

27.    Retirement of Option Holder

For the purpose of this Sub-Plan, notwithstanding Article L paragraph 6 shall be the attaining of the definition of Retirement specified age of 55 years of age.

28.    Change in Control of Company

28.1    Exchange of Options

Should a Change of Control occur within the terms of Article L paragraph 4 of the Plan then only if a company (“Acquiring Company”) obtains Control of the Company as a result of making:

28.1.1    a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company;

28.1.2    a general offer to acquire all the shares in the Company of the same class as the Shares;

28.1.3    a compromise or arrangement sanction by the court under Section 899 of the Companies Act 2006 or other local legislation which HMRC agrees is equivalent; or

28.1.4    an Acquiring Company becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006 or other local legislation which HMRC agrees is equivalent;

may an Option Holder, at any time during the period set out in rule 28.2, by agreement with the Acquiring Company, release his Option in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:

1.    the Acquiring Company;

2.    a company which has Control of the Acquiring Company; or

3.    a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

28.2    Period Allowed for Exchange of Options

The period referred to in rule 28.1 is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

28.3    Meaning of “Equivalent”

The New Option shall not be regarded for the purpose of this rule 28 as equivalent to the Option unless:

28.3.1    the New Shares satisfy the conditions in paragraphs 16 to 20 of Schedule 4; and

28.3.2    save for any performance target or other condition imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Sub-Plan as it had effect immediately before the release of the Option; and

28.3.3    the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares subject to the New Option (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

28.3.4    the total amount payable by the Option Holder for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Option Holder for the acquisition of the Shares under the Option.

28.4    Date of Grant of New Options

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

28.5    Application of Sub-Plan to New Option

In the application of the Sub-Plan to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively, (save that in the definition of “Committee” the reference to “Company” shall be read as if it were a reference to the Procter & Gamble Company).

29.    Rights Attaching to Shares Issued on Exercise of Options

Notwithstanding the provisions of Article B, Paragraph 2 of the Plan, which grant the Committee authority to determine the conditions and restrictions, if any, applying to shares of Common Stock acquired through the exercise of an option, all Shares issued in respect of the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the shares of the same class in issue at the date of such issue save as regards any rights attaching to such shares by reference to a record date prior to the date of such issue.

30.    Amendment of Sub-Plan

Notwithstanding Article L of the Plan, no amendment to a Key Feature of the Sub-Plan, whether taking the form of an amendment of the Plan or this Sub-Plan, shall take effect until it has been approved by the HM Revenue & Customs.

31.    Adjustment of Options

Notwithstanding Articles G Paragraph 13 and K of the Plan, to the extent that any adjustment of an Option is permitted under these Articles it:

31.1    shall not be made unless the adjustment is permitted pursuant to paragraph 22 of Schedule 4; and

31.2    shall not take effect until it has been approved by HM Revenue & Customs.

32.    Tax and Social Security Withholding

An Option may not be exercised unless the Option Holder has beforehand made provision for the payment or withholding of any taxes and social security required to be withheld in accordance with the applicable law of any jurisdiction in respect of the exercise of the Option, or the receipt of the Shares. Notwithstanding the provisions of Article H which permit different arrangements to be made to satisfy the payment in respect of any taxes and social security required to be withheld, the payment may not be in the form of relinquishing a portion of the Option or paid by the transfer to the Company of Shares or any other shares or securities, unless this is the Shares by virtue of the exercise of the Option and only then if the procedure has been agreed by HMRC in advance as not resulting in the imposition of unacceptable restrictions (under Schedule 4) on the shares. The Option Holder may, by agreement with the Company, enter into some other arrangement to ensure that such amount is available (whether by authorising the sale of some or all of the Shares subject to his Option and the payment to the Company, or where appropriate the Option Holder's employing company of the requisite amount out of the proceeds of sale or otherwise). Where this is the case the Option shall not be treated as exercised until the Company determines that such arrangements are satisfactory to it.

33.    Transfer of Employer's NIC

The Committee may, at its discretion, impose requirements for the payment by the Option Holder of all or any part of the Employer's NIC which may arise as a result of the exercise of his Option. Such requirements shall be specified on the Date of Grant and shall be a condition of exercise of the Option, provided that the Committee (acting fairly and reasonably) may waive these requirements. They may include in particular, but not by way of limitation, a determination that the Option may not be exercised unless the Option Holder has beforehand paid to the Company (or the company which employs the Option Holder, if different) an amount sufficient to discharge all or any part of the Employer's NIC. Alternatively, the Option Holder may, by agreement with the Company or the employing company (as the case may be), enter into some other arrangement to ensure that such amount is available to them or it (whether by authorising the sale of some or all of the Shares subject to his Option and the payment to the Company or the employing company (as the case may be) of the requisite amount out of the proceeds of sale or otherwise). Where this is the case the Option shall not be treated as exercised until the Company or the employing company (as the case may be) determine that such arrangements are satisfactory to it.

34.    Disapplication of Certain Provisions of Plan

Article F paragraphs 2, 3 and 5 shall not apply for the purpose of this Sub-Plan. In addition the provisions of the Plan dealing with:

•	incentive stock options qualifying under section 422 of the US Internal Revenue Code of 1986, as amended;

•	stock appreciation rights;

•	unrestricted or restricted stock awards;

•	performance awards which are not stock options;

•	the cash cancellation of share options including those contained with Article L paragraph 4(b)(ii); and

•	the granting of share options in tandem with stock appreciation rights and the subsequent cancellation of share options shall not form part of, and no such rights may be granted under, this Sub-Plan.